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                                                                  EXHIBIT (e)(5)

                                 NORTHERN FUNDS

                      TERMINATION OF DISTRIBUTION AGREEMENT


THIS AGREEMENT is made as of this 31st day of March, 1999, by and between Northern Funds, a Massachusetts business trust (the "Trust") and Sunstone Distribution Services, LLC, a Wisconsin limited liability company (the "Distributor").

WHEREAS, the Trust and the Distributor have entered into a Distribution Agreement dated as of January 1, 1997 (the "Agreement"); and

WHEREAS, the Trust and the Distributor have mutually agreed to terminate the Agreement effective as of the date hereof.

NOW, THEREFORE, the parties hereto, intending to be legally bound, do hereby mutually consent to the following:

1. The Agreement shall be, and hereby is, terminated as of the date hereof. No further notice shall be required by either party to the Agreement.

                              NORTHERN FUNDS

                              By:  /s/ SILAS S. CATHCART
                                   ---------------------------------
                                       Silas S. Cathcart
                                       President

                              SUNSTONE DISTRIBUTION SERVICES, LLC

                              By:  /s/ MIRIAM M. ALLISON
                                   ---------------------------------
                                       Miriam M. Allison
                                       President